Consent of Independent Certified Public Accountants



The Board of Directors
Potlatch Corporation:


We consent to incorporation by reference in the Registration Statements (Nos. 33-00805, 33-28220, 2-58502, 2-87789, 33-12809, 33-25352, 33-25353, 33-31372 and
33-30836) on Form S-8 of Potlatch Corporation of our report dated January 26, 1994, relating to the balance sheets of Potlatch Corporation and consolidated subsidiaries as of December 31, 1993 and 1992 and the related statements of earnings, stockholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1993 which report appears in the December 31, 1993 annual report on the Form 10-K of Potlatch Corporation. As discussed in the notes to the financial statements, the Company changed its method of accounting for income taxes, postretirement benefits other than pensions and postemployment benefits in 1993.



                                           KPMG PEAT MARWICK


March 23, 1994